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                                                               EXHIBIT 23.1




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-34223, Form S-8 No. 333-60075, Amendment No. 1 to Form S-3 No. 333-56451, and Amendment No. 1 to Form S-3 No. 333-56449) of Alexandria Real Estate Equities, Inc. of our report dated May 13, 1998 with respect to the statement of revenue and certain expenses of 15020 Shady Grove Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated June 23, 1998 with respect to the statement of revenue and certain expenses of 5 Triangle Drive for the year ended December 31, 1997, and the incorporation by reference therein of our report dated July 9, 1998 with respect to the statement of revenue and certain expenses of 377 Plantation Street/One Innovation Drive for the year ended December 31, 1997, and the incorporation by reference therein of our report dated July 28, 1998 with respect to the statement of revenue and certain expenses of 60 Westview Street for the year ended December 31, 1997, and the incorporation by reference therein of our report dated August 25, 1998 with respect to the statement of revenue and certain expenses of 50 West Watkins Mill Road for the year ended December 31, 1997, all of which are included in the Form 8-K of Alexandria Real Estate Equities, Inc. dated September 25, 1998.

                                       /s/  Ernst & Young LLP

Los Angeles, California
September 25, 1998